                                                                       EXHIBIT 4

CLARCOR Inc.

Credit Agreement dated April 8, 2003

                                                           EXECUTION COPY






                                CREDIT AGREEMENT



                            DATED AS OF APRIL 8, 2003

                                      AMONG


                                  CLARCOR INC.,


                                   THE LENDERS

                                       AND

                                  BANK ONE, NA
                                    as Agent











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                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS                                                                              1

ARTICLE 2.          THE CREDITS ...............................................................     15
            2.1.    Commitment ................................................................     15
            2.2.    Determination of Dollar Amounts; Termination ..............................     15
                    2.2.1.  Determination .....................................................     15
                    2.2.2.  Termination .......................................................     15
            2.3.    Ratable Loans .............................................................     16
            2.4.    Types of Advances .........................................................     16
            2.5.    Swing Line Loans ..........................................................     16
                    2.5.1.  Amount of Swing Line Loans ........................................     16
                    2.5.2.  Borrowing Notice ..................................................     16
                    2.5.3.  Making of Swing Line Loans ........................................     16
                    2.5.4.  Repayment of Swing Line Loans .....................................     16
            2.6.    Commitment Fee; Reduction and Increase in Aggregate Commitment ............     17
                    2.6.1.  Commitment Fee ....................................................     17
                    2.6.2.  Reduction of Commitment ...........................................     17
                    2.6.3.  Increased Commitment ..............................................     17
            2.7.    Minimum Amount of Each Advance ............................................     19
            2.8.    Optional Principal Payments ...............................................     19
            2.9.    Method of Selecting Types and Interest Periods for New Advances ...........     19
            2.10.   Conversion and Continuation of Outstanding Advances .......................     20
            2.11.   Method of Borrowing .......................................................     20
            2.12.   Changes in Interest Rate, etc. ............................................     21
            2.13.   Rates Applicable After Default ............................................     21
            2.14.   Method of Payment .........................................................     21
                    2.14.1. Timing of Payments ................................................     21
                    2.14.2. Currency Regulations ..............................................     22
            2.15.   Advances to be Made in Euro ...............................................     22
            2.16.   Noteless Agreement; Evidence of Indebtedness ..............................     22
                    2.16.1. Lender's Records ..................................................     22
                    2.16.2. Agent's Records ...................................................     22
                    2.16.3. Prima Facie Evidence ..............................................     22
                    2.16.4. Notes .............................................................     22
            2.17.   Telephonic Notices ........................................................     23
            2.18.   Interest Payment Dates; Interest and Fee Basis ............................     23
            2.19.   Facility LCs ..............................................................     23
                    2.19.1. Issuance ..........................................................     23
                    2.19.2. Participations ....................................................     23
                    2.19.3. Notice ............................................................     24
                    2.19.4. LC Fees ...........................................................     24
                    2.19.5. Administration; Reimbursement by Lenders ..........................     24
                    2.19.6. Reimbursement by Borrower..........................................     25
                    2.19.7. Obligations Absolute...............................................     25


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
                    2.19.8. Actions of LC Issuer...............................................     25
                    2.19.9. Indemnification ...................................................     26
                    2.19.10. Lenders' Indemnification..........................................     26
                    2.19.11. Rights as a Lender ...............................................     26
            2.20.   Notification of Advances, Interest Rates, Prepayments
                    and Commitment Reductions..................................................     26
            2.21.   Lending Installations .....................................................     27
            2.22.   Non-Receipt of Funds by the Agent .........................................     27
            2.23.   Market Disruption .........................................................     27
            2.24.   Judgment Currency .........................................................     27
            2.25.   Replacement of Lender .....................................................     28
            2.26.   Limitation of Interest ....................................................     28

ARTICLE 3.  YIELD PROTECTION; TAXES............................................................     29
            3.1.    Yield Protection ..........................................................     29
            3.2.    Changes in Capital Adequacy Regulations ...................................     30
            3.3.    Availability of Types of Advances .........................................     30
            3.4.    Funding Indemnification ...................................................     30
            3.5.    Taxes .....................................................................     31
                     3.5.1.  No Offset for Taxes ..............................................     31
                     3.5.2.  Payment of Other Taxes ...........................................     31
                     3.5.3.  Tax Indemnity ....................................................     31
                     3.5.4.  Non-U.S. Lenders .................................................     31
                     3.5.5.  Exception to Tax Indemnity .......................................     32
                     3.5.6.  Additional Documentation .........................................     32
                     3.5.7.  Agent Indemnification ............................................     32
            3.6.    Lender Statements; Survival of Indemnity ..................................     32

ARTICLE 4.  CONDITIONS PRECEDENT ..............................................................     33
            4.1.    Initial Credit Extension ..................................................     33
            4.2.    Each Credit Extension .....................................................     34

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.....................................................     34
            5.1.    Existence and Standing ....................................................     34
            5.2.    Authorization and Validity ................................................     34
            5.3.    No Conflict; Government Consent ...........................................     35
            5.4.    Financial Statements ......................................................     35
            5.5.    Material Adverse Change ...................................................     35
            5.6.    Taxes .....................................................................     35
            5.7.    Litigation and Contingent Obligations .....................................     35
            5.8.    Subsidiaries ..............................................................     35
            5.9.    ERISA .....................................................................     36
            5.10.   Accuracy of Information ...................................................     36
            5.11.   Regulation U ..............................................................     36
            5.12.   Material Agreements .......................................................     36
            5.13.   Compliance With Laws ......................................................     36
            5.14.   Ownership of Properties ...................................................     36


                                       ii
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

            5.15.   Prohibited Transactions ...................................................     36
            5.16.   Environmental Matters .....................................................     37
            5.17.   Investment Company Act ....................................................     37
            5.18.   Public Utility Holding Company Act ........................................     37
            5.19.   Post-Retirement Benefits ..................................................     37
            5.20.   Insurance .................................................................     37

ARTICLE 6.  COVENANTS .........................................................................     38
            6.1.    Financial Reporting .......................................................     38
            6.2.    Use of Proceeds ...........................................................     39
            6.3.    Notice of Default .........................................................     39
            6.4.    Conduct of Business .......................................................     39
            6.5.    Taxes .....................................................................     40
            6.6.    Insurance .................................................................     40
            6.7.    Compliance with Laws ......................................................     40
            6.8.    Maintenance of Properties .................................................     40
            6.9.    Inspection ................................................................     40
            6.10.   Dividends .................................................................     40
            6.11.   Indebtedness ..............................................................     41
            6.12.   Merger ....................................................................     41
            6.13.   Sale of Assets ............................................................     41
            6.14.   Investments and Acquisitions ..............................................     41
            6.15.   Liens .....................................................................     42
            6.16.   Affiliates ................................................................     43
            6.17.   Letters of Credit .........................................................     43
            6.18.   Financial Covenants .......................................................     43
                    6.18.1. Interest Coverage Ratio ...........................................     43
                    6.18.2. Leverage Ratio ....................................................     44
                    6.18.3. Minimum Net Worth .................................................     44
                    6.18.4. Adjustments to Financial Ratios ...................................     44
            6.19.   Existence; Subsidiary Guarantees ..........................................     44
            6.20.   Transactions with Affiliates ..............................................     44

ARTICLE 7.  DEFAULTS ..........................................................................     44

ARTICLE 8.  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES ....................................     47
            8.1.    Acceleration; Termination of Extensions of Facility LCs ...................     47
            8.2.    Amendments ................................................................     48
            8.3.    Preservation of Rights ....................................................     48

ARTICLE 9.  GENERAL PROVISIONS ................................................................     48
            9.1.    Survival of Representations ...............................................     48
            9.2.    Governmental Regulation ...................................................     48
            9.3.    Headings ..................................................................     49
            9.4.    Entire Agreement ..........................................................     49
            9.5.    Several Obligations; Benefits of this Agreement ...........................     49
            9.6.    Expenses; Indemnification .................................................     49

                                      iii
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
                    9.6.1.  Expenses ..........................................................     49
                    9.6.2.  Indemnification ...................................................     49
            9.7.    Numbers of Documents ......................................................     50
            9.8.    Accounting ................................................................     50
            9.9.    Severability of Provisions ................................................     50
            9.10.   Nonliability of Lenders ...................................................     50
            9.11.   Confidentiality ...........................................................     50
            9.12.   Nonreliance ...............................................................     51
            9.13.   Disclosure ................................................................     51

ARTICLE 10. THE AGENT .........................................................................     51
            10.1.   Appointment; Nature of Relationship .......................................     51
            10.2.   Powers ....................................................................     51
            10.3.   General Immunity ..........................................................     51
            10.4.   No Responsibility for Loans, Recitals, etc. ...............................     51
            10.5.   Action on Instructions of Lenders .........................................     52
            10.6.   Employment of Agents and Counsel ..........................................     52
            10.7.   Reliance on Documents; Counsel ............................................     52
            10.8.   Agent's Reimbursement and Indemnification .................................     52
            10.9.   Notice of Default .........................................................     53
            10.10.  Rights as a Lender ........................................................     53
            10.11.  Lender Credit Decision ....................................................     53
            10.12.  Successor Agent ...........................................................     53
            10.13.  Agent and Arranger Fees ...................................................     54
            10.14.  Delegation to Affiliates ..................................................     54

ARTICLE 11. SETOFF; RATABLE PAYMENTS ..........................................................     54
            11.1.   Setoff ....................................................................     54
            11.2.   Ratable Payments ..........................................................     54

ARTICLE 12. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS .................................     55
            12.1.   Successors and Assigns ....................................................     55
            12.2.   Participations ............................................................     55
                    12 2.1.  Permitted Participants; Effect ...................................     55
                    12 2.2.  Voting Rights ....................................................     55
                    12 2.3.  Benefit of Certain Provisions ....................................     56
            12.3.   Assignments ...............................................................     56
                    12 3.1.  Permitted Assignments ............................................     56
                    12 3.2.  Consents .........................................................     56
                    12 3.3.  Effect; Effective Date ...........................................     56
                    12 3.4.  Register .........................................................     57
            12.4.   Dissemination of Information ..............................................     57
            12.5.   Tax Treatment .............................................................     57

ARTICLE 13. NOTICES ...........................................................................     57
            13.1.   Notices ...................................................................     57
            13.2.   Change of Address .........................................................     58


                                       iv
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
ARTICLE 14. COUNTERPARTS ......................................................................     58

ARTICLE 15. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL .....................      58
            15.1.   CHOICE OF LAW .............................................................     58
            15.2.   CONSENT TO JURISDICTION ...................................................     58
            15.3.   WAIVER OF JURY TRIAL ......................................................     58

                                CREDIT AGREEMENT

         This Agreement, dated as of April 8, 2003, is among CLARCOR Inc., the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as LC Issuer and as Agent. The parties hereto agree as follows:


                                     ARTICLE
                                       1.
                                   DEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Advance" means a borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans in the same Agreed Currency and for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

         "Affected Lender" is defined in Section 2.25.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article 10, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article 10.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof.

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

         "Agreed Currencies" means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, British Pounds Sterling and, from and after becoming generally available in the international currency and exchange markets, the Euro, and (iii) any other Eligible Currency which the Borrower requests the Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders. For the purposes of this definition, each of the specific currencies referred to in clause (ii), above, shall mean and be deemed to refer to the lawful currency of the jurisdiction referred to in connection with such currency, e.g., "Australian Dollars" means the lawful currency of Australia.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Approximate Equivalent Amount" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the smallest unit of such currency commonly in circulation as determined by the Agent from time to time.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assuming Lender" is defined in Section 2.6.3.

         "Authorized Officer" means any of Norman E. Johnson, Chairman, President and Chief Executive Officer, Bruce A. Klein, Vice President - Finance and Chief Financial Officer or Marcia S. Blaylock, Vice President, Controller of the Borrower, acting singly.

         "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Borrower" means CLARCOR Inc., a Delaware corporation, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.9.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars and other Agreed Currencies are carried on in the London interbank market (and, if the Advances which are the subject of such borrowing, payment or rate selection are denominated in Euros, a day upon which such clearing system as is determined by the Agent to be suitable for clearing or settlement of the Euro is open for business), and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP consistently applied.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP consistently applied.

         "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $200,000,000 and (v) investments in tax-exempt bonds rated Aa by Moody's or AA by S&P (or having comparable short-term ratings) maturing (or subject to tender at the option of the holder) within 31 days; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Change" is defined in Section 3.2.

         "Change in Control" means:

                  (a) The acquisition (other than from the Borrower) by any person, entity, or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of Common Stock or the combined voting power of the Borrower's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Change in Control shall be deemed to have occurred for any acquisition by any corporation with respect to which, following such acquisition, more than 60% of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock or the combined voting power of the Borrower's then outstanding voting securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Borrower's then outstanding Common Stock and then outstanding voting securities, as the case may be; or

                  (b) Individuals who, as of the date hereof, constitute the board of directors of the Borrower (as of the date hereof "Incumbent Board") cease for any reason to constitute at least a majority of such board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Borrower) shall be, for purposes of this Credit Agreement, considered as though such person were a member of the Incumbent Board; or

                  (c) Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Borrower immediately prior to the reorganization, merger or consolidation do not, immediately thereafter, own more than 60% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or shareholder approval of a liquidation of dissolution of the Borrower or of the sale of all or substantially all of the assets of the Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

         "Commitment Fee" is defined in Section 2.6.1.

         "Commitment Increase" is defined in Section 2.6.3.

         "Commitment Increase Date" is defined in Section 2.6.3.

         "Common Stock" means the Common Stock, par value $1 per share, of the Borrower.

         "Computation Date" is defined in Section 2.2.

         "Consolidated EBIT" means Consolidated Net Income plus, to the extent deducted from revenues in determined Consolidated Net Income, (i) Consolidated Net Interest Expense, (ii) expense for taxes paid or accrued and (iii) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Net Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Funded Indebtedness" means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

         "Consolidated Indebtedness" means at any time the aggregate dollar amount of Indebtedness of the Borrower and its consolidated Subsidiaries outstanding at such time, calculated on a consolidated basis as of such time.

         "Consolidated Net Interest Expense" means, with reference to any period, the interest expense, net of interest income, of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Worth" means at any time the stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.10.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Default" means an event described in Article 7.

         "Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in Dollars of such amount if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date provided for in Section 2.2.

         "Dollars" and "$" means the lawful currency of the United States of America.

         "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "Eligible Currency" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the reasonable determination of the Agent, no longer readily available or freely traded or (z) in the reasonable determination of the Agent, an Equivalent Amount of such currency is not readily calculable, the Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Agent, the Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in Article 2.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or to the management, release or threatened release of any Hazardous Material.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

         "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Euro Implementation Date" means January 1, 1999.

         "Euro" and/or "EUR" means the euro referred to in Council Regulation
(EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "Eurocurrency" means any Agreed Currency.

         "Eurocurrency Advance" means an Advance which, except as otherwise provided in Section 2.13, bears interest at the applicable Eurocurrency Rate.

         "Eurocurrency Payment Office" of the Agent shall mean, for each of the Agreed Currencies, the office, branch, affiliate or correspondent bank of the Agent specified as the "Eurocurrency Payment Office" for such currency in
Schedule 3 hereto or such other office, branch, affiliate or correspondent bank of the Agent as it may from time to time specify to the Borrower and each Lender as its Eurocurrency Payment Office.

         "Eurocurrency Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, if any, plus (ii) the Applicable Margin.

         "Eurocurrency Reference Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in the applicable Agreed Currency as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, adjusted for Federal Reserve Board reserve requirements.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Credit Agreement" means the Credit Agreement dated as of September 9, 1999 among the Borrower, the guarantors party thereto, the banks party thereto, Firstar Bank Milwaukee, National Association, as agent, and Bank One, Illinois, NA and Amcore Bank N.A. as co-agents.

         "Facility LC Application" is defined in Section 2.19.3.

         "Facility LC" is defined in Section 2.19.1.

         "Facility LC Collateral Account" is defined in Section 8.1.1.

         "Facility Termination Date" means April  7, 2008.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal

Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.13, bears interest at the Floating Rate.

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles in the United States of America in effect as of the date of determination thereof.

         "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantor" means each Domestic Subsidiary of the Borrower that executes and delivers to the Agent a Subsidiary Guarantee Agreement in the form of Exhibit F hereto along with the accompanying closing documents required by Sections 4.1(a) through 4.1(d) hereof.

         "Guaranty" means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the maximum aggregate amount of the obligation guaranteed or such lesser amount to which the maximum aggregate potential liability of the guarantor shall have been specifically limited.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Highest Lawful Rate" means the maximum rate of interest which Lender is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

         "Increasing Lender" is defined in Section 2.6.3.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed or secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP consistently applied would be shown as a liability on the consolidated balance sheet of such Person, (viii) obligations for which such Person is obligated pursuant to a Guaranty and (ix) any Contingent Obligation.

         "Interest Period" means, with respect to a Eurocurrency Advance, a period of one, two, three, six, nine or twelve months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three, six, nine or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth, ninth or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth, ninth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "LC Fee" is defined in Section 2.19.4.

         "LC Issuer" means Bank One (or any subsidiary or Affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder unless issued by another Lender upon the written request of Agent.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.19.5.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes Bank One in its capacity as Swing Line Lender.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent with respect to each Agreed Currency listed on Schedule 4 or otherwise selected by such Lender or the Agent pursuant to Section 2.21.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "LIBOR" means, for an Interest Period for Eurocurrency Advances, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and
(b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by three or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurocurrency Advance scheduled to be made by the Administrative Agent as part of such Borrowing.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means a Revolving Loan or a Swing Line Loan.

         "Loan Documents" means this Agreement, the Facility LC Applications, the Guaranties and any Notes issued pursuant to Section 2.16.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

         "Material Indebtedness" means Indebtedness in an outstanding principal amount of $10,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

         "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

         "Material Plan" is defined in Section 7.11.

         "Modify" and "Modification" are defined in Section 2.19.1.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "National Currency Unit" means the unit of currency (other than a Euro unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

         "Non-U.S. Lender" is defined in Section 3.5.4.

         "Note" is defined in Section 2.16.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

         "Original Currency" is defined in Section 2.14.2.

         "Other Taxes" is defined in Section 3.5.2.

         "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last day of each month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Industrial Revenue Bond Liabilities" means liabilities (including, without limitation, reimbursement obligations on letters of credit) of the Borrower and its Subsidiaries aggregating not more than $40,000,000 at any one time outstanding in respect of industrial revenue bond issues constituting long-term Indebtedness which finance additions to or improvements in plant, property or equipment of the Borrower or any Subsidiary secured (if at all) by no Property of the Borrower or any Subsidiary, other than the fixed assets so acquired or improved, replacements thereto and intangible property related specifically thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee benefit plan within the meaning of Section 3(3) of ERISA as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged by Bank One or its parent to any customer) changing when and as said prime rate changes.

         "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Rate Management Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower or any Subsidiary and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Register" is defined in Section 12.3.4.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in Section 9.6.

         "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least a majority of the Aggregate Outstanding Credit Exposure.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Revolving Loan" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "SEC" means the United States Securities and Exchange Commission, together with any successor agency responsible for the administration and enforcement of the Securities Act of 1933, as amended from time to time, and the Exchange Act.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Indebtedness" means any Indebtedness secured by a Lien.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Stated Rate" is defined in Section 2.26.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Subsidiary Guarantee Agreement" means the agreement in the form of Exhibit F hereto executed by a Subsidiary whereby it acknowledges it is party thereto as a Guarantor.

         "Substantial Portion" means, (A) for purposes of Section 6.13, Property of the Borrower and its Subsidiaries which represents more than the lesser of
(i) 15% of the consolidated assets of the Borrower and its Subsidiaries (determined in accordance with GAAP) or Property which is responsible for more than 15% of the consolidated net sales of the Borrower and its Subsidiaries, in either case, in any fiscal year during the term of this Agreement or (ii) $150,000,000 of Property of the Borrower and its Subsidiaries (determined in accordance with GAAP) during the term of this Agreement and (B) for purposes of Sections 7.7, 7.8 and 7.9, $150,000,000 of Property of the Borrower and its Subsidiaries (as determined in accordance with GAAP).

         "Swing Line Borrowing Notice" is defined in Section 2.5.2.

         "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $10,000,000 at any one time outstanding.

         "Swing Line Lender" means Bank One or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

         "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.5.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollars deposits).

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurocurrency Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurocurrency Loan.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the actuarial assumptions set forth in Note I to the financial statements referred to in Section 5.4.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                     ARTICLE
                                       2.
                                   THE CREDITS

         2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Advances to the Borrower in Agreed Currencies and (ii) participate in Facility LCs issued upon the request of the Borrower, provided that (a) all Floating Rate Advances shall be made in Dollars and (b) after giving effect to the making of each such Advance and the issuance of each such Facility LC, such Lender's Outstanding Credit Exposure shall not exceed its Pro Rata Share of the Available Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

         2.2.     Determination of Dollar Amounts; Termination.

                  2.2.1. Determination. The Agent will determine the Dollar Amount of:

                           (a) each Advance as of the date three Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Advance, and

                           (b) all outstanding Advances on and as of the last Business Day of each quarter and on any other Business Day elected by the Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a "Computation Date" with respect to each Advance for which a Dollar Amount is determined on or as of such day. If at any time the Dollar Amount of the sum of the aggregate principal amount of all outstanding Advances (calculated, with respect to those Advances denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Advance) exceeds the Aggregate Commitment, the Borrower shall immediately repay Advances in an aggregate principal amount sufficient to eliminate any such excess.

                  2.2.2. Termination. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations, including without limitation all Swing Line Loans shall be paid in full by the Borrower on the Facility Termination Date.

         2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

         2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10.

         2.5.     Swing Line Loans.

                  2.5.1. Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that, at Agent's option, the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender's Pro Rata Share of the Swing Line Loans, plus
(ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to
Section 2.1, plus (iii) the Swing Line Lender's Pro Rata Share of LC Obligations exceed the Swing Line Lender's Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

                  2.5.2. Borrowing Notice. The Borrower shall deliver to the Agent and the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than noon (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at the Floating Rate.

                  2.5.3. Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Chicago, to the Agent at its address specified pursuant to Article 13. The Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Agent's aforesaid address.

                  2.5.4. Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon (Chicago time) on the date of any notice received pursuant to this Section 2.5.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article 13. Revolving Loans made pursuant to this Section
2.5.4 shall initially be Floating Rate Advances and thereafter may be continued as Floating Rate Advances or converted into Eurodollar Advances in the manner provided in Section 2.10 and subject to the other conditions and limitations set forth in this Article 2. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in

Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.5.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.5.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.5.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

         2.6.     Commitment Fee; Reduction and Increase in Aggregate
Commitment.

                  2.6.1. Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender, according to its Pro Rata Share, a Commitment Fee ("Commitment Fee") at a per annum rate equal to the Applicable Fee Rate on the daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable quarterly in arrears on the last day of each of March, June, September and December during the Term hereof and on the Facility Termination Date. Swing Line Loans shall not count as usage of any Lender's Commitment for purpose of calculating the commitment fee due hereunder.

                  2.6.2. Reduction of Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000 (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), upon at least one Business Day's written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal Dollar Amount of the then Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder. For purposes of calculating the commitment fee hereunder, the principal amount of each Credit Extension made in an Agreed Currency other than Dollars shall be at any time the Dollar Amount of such Credit Extension as determined on the most recent Computation Date with respect to such Credit Extension.

                  2.6.3.   Increased Commitment.

                           (a)      The Borrower, may at any time, by written
notice to the Agent, propose that the total Commitments hereunder be increased (each such proposed increase being a "Commitment Increase"), pursuant to which, Agent shall specify each existing Lender (each an "Increasing Lender") and/or each additional lender (each an "Assuming Lender") that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the "Commitment Increase Date"), which shall be a Business Day at least three Business Days after delivery of such notice and 30 days prior to the Facility Termination Date; provided that:

                                    (i)      that the minimum amount of the
                                             Commitment of any Assuming Lender,
                                             and the minimum amount of the
                                             increase of the Commitment of any
                                             Increasing Lender, as part of such
                                             Commitment Increase shall be
                                             $5,000,000 or a larger multiple of
                                             $1,000,000;

                                    (ii)     immediately after giving effect to
                                             such Commitment Increase, the
                                             Aggregate Commitments hereunder
                                             shall not exceed $200,000,000;

                                    (iii)    no Default shall have occurred and
                                             be continuing on such Commitment
                                             Increase Date or shall result from
                                             the proposed Commitment Increase;

                                    (iv)     the representations and warranties
                                             contained in this Agreement shall
                                             be true and correct on and as of
                                             the Commitment Increase Date as if
                                             made on and as of such date (or, if
                                             any such representation or warranty
                                             is expressly stated to have been
                                             made as of a specific date, as of
                                             such specific date).

                           (b)      The Assuming Lender, if any, shall become a
Lender hereunder as of such Commitment Increase Date and the Commitment of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; provided that:

                                    (i)      the Agent shall have received on or
                                             prior to 9:00 a.m., Chicago time,
                                             on such Commitment Increase Date a
                                             certificate of a duly authorized
                                             officer of the Borrower stating
                                             that each of the applicable
                                             conditions to such Commitment
                                             Increase set forth in this Section
                                             2.6.3 has been satisfied;

                                    (ii)     with respect to each Assuming
                                             Lender, the Agent shall have
                                             received, on or prior to 9:00 a.m.,
                                             Chicago time, on such Commitment
                                             Increase Date, an agreement, in
                                             form and substance reasonably
                                             satisfactory to the Borrower and
                                             the Agent, pursuant to which such
                                             Assuming Lender shall, effective as
                                             of such Commitment Increase Date,
                                             undertake a Commitment, duly
                                             executed by such Assuming Lender
                                             and the Borrower and acknowledged
                                             by the Agent; and

                                    (iii)    each Increasing Lender shall have
                                             delivered to the Agent, on or prior
                                             to 9:00 a.m., Chicago time, on such
                                             Commitment Increase Date,
                                             confirmation in writing
                                             satisfactory to the Agent as to its
                                             increased Commitment, with a copy
                                             of such confirmation to the
                                             Borrower.

                           (c)      Upon its receipt of confirmation from a
Lender that it is increasing its Commitment hereunder together with the certificate referred to in Section 2.6.3(b)(i) above, the Agent shall (i) record the information contained therein in the Register and (ii) give prompt notice thereof to the Borrower. Upon its receipt of an agreement referred to in Section 2.6.3(b)(ii) above executed by an

Assuming Lender, together with the certificate referred to in Section 2.6.3(b)(i) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

                           (d)      In the event that the Agent shall have
received notice from the Borrower as to any agreement with respect to a Commitment Increase on or prior to the relevant Commitment Increase Date and the actions provided for in Sections 2.6.3(b)(i) through (b)(ii) above shall have occurred by 9:00 a.m., New York City time, on such Commitment Increase Date, the Agent shall notify the Lenders (including any Assuming Lenders) of the occurrence of such Commitment Increase Date promptly on such date by facsimile transmission or electronic messaging system. On the date of such Commitment Increase, the Borrower shall (i) prepay the outstanding Advances (if any) and any Swing Line Loan (if any) in full, (ii) simultaneously borrow new Advances hereunder in an amount equal to such prepayment, so that, after giving effect thereto the Advances are held ratably by the Lenders in accordance with the respect Commitments of such Lenders (after giving effect to such Commitment Increase and any Lender's Pro Rata Share of any LC Obligation) and (iii) pay to the Lenders the amounts, if any, payable under Section 3.5.

         2.7. Minimum Amount of Each Advance. Each Eurocurrency Advance shall be in a minimum amount of $5,000,000 and in multiples of $ 1,000,000 if in excess thereof (or the Approximate Equivalent Amounts if denominated in an Agreed Currency other than Dollars), and each Floating Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

         2.8. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon one Business Days' prior notice to the Agent. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and Swing Line Lender by 11:00 a.m. (Chicago time) on the date of repayment. The Borrower may at any time prior to the last day of the Interest Period, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, pay all outstanding Eurocurrency Advances or any portion of the outstanding Eurocurrency Advances upon three Business Days' prior notice to the Agent.

         2.9. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance, three Business Days before the Borrowing Date for each Eurocurrency Advance denominated in Dollars and four Business Days before the Borrowing Date for each Eurocurrency Advance denominated in an Agreed Currency other than Dollars, specifying:

                           (a) the Borrowing Date, which shall be a Business Day, of such Advance,

                           (b)      the aggregate amount of such Advance,

                           (c)      the Type of Advance selected, and

                           (d) in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto.

         2.10. Conversion and Continuation of Outstanding Advances. Floating Rate Advances (other than Swing Line Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.10 or are repaid in accordance with Section 2.8. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time:

                  (a) each such Eurocurrency Advance denominated in Dollars shall be automatically converted into a Floating Rate Advance unless (i) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or (ii) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance either continue as a Eurocurrency Advance for the same or another Interest Period or be converted into a Floating Rate Advance; and

                  (b) each such Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall automatically continue as a Eurocurrency Advance in the same Agreed Currency with an Interest Period of one month unless (i) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or (ii) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period.

Subject to the terms of Section 2.10, the Borrower may elect from time to time to convert all or any part of an Advance of any Type (other than a Swing Line
Loan) into any other Type or Types of Advances denominated in the same or any other Agreed Currency; provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurocurrency Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, three Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in Dollars, or four Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in an Agreed Currency other than Dollars, prior to the date of the requested conversion or continuation, specifying:

                  (a) the requested date, which shall be a Business Day, of such conversion or continuation, and

                  (b) the Agreed Currency, amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

         2.11. Method of Borrowing. On each Borrowing Date, each Lender shall make available its Loan or Loans, if any, (i) if such Loan is denominated in Dollars, not later than noon, Chicago time, in Federal or other funds immediately available to the Agent, in Chicago, Illinois at its address specified in or pursuant to Article 13 and, (ii) if such Loan is denominated in an Agreed Currency other than Dollars, not later than noon, local time, in the city of the Agent's Eurocurrency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Eurocurrency Payment Office for such currency. Unless the Agent determines that any applicable condition specified in Article 4 has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section 2.11, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

         2.12. Changes in Interest Rate, etc. Each Floating Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to Section 2.10 to but excluding the date it becomes due or is converted into a Eurocurrency Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurocurrency Advance based upon the Borrower's selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. 2.13. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9, 2.10 or 2.11, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower, declare that no Advance may be made as, converted into or continued as a Eurocurrency Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower, declare that (i) each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

         2.14.    Method of Payment.

         2.14.1. Timing of Payments. Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made or, where such currency has converted to the Euro, in the Euro. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at (except as set forth in the next sentence) the Agent's address specified pursuant to Article 13, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except with respect to repayments of Swing Line Loans) be applied ratably by the Agent among the Lenders. All payments to be made by the Borrower hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Agent, at its Eurocurrency Payment Office for such currency and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at, (a) with respect to

Floating Rate Advances and Eurocurrency Advances denominated in Dollars, its address specified pursuant to Article 13 or at any Lending Installation specified in a notice received by the Agent from such Lender and (b) with respect to Eurocurrency Advances denominated in an Agreed Currency other than Dollars, in the funds received from the Borrower at the address of the Agent's Eurocurrency Payment Office for such currency. The Agent is hereby authorized to charge any account of the Borrower maintained with Bank One or any of its Affiliates for each payment, in the case of principal, one day after it becomes due hereunder, in the case of interest, five days after it becomes due hereunder and, in the case of fees, five days after it becomes due hereunder.

                  2.14.2. Currency Regulations. Notwithstanding the foregoing provisions of Section 2.14.1, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the "Original Currency") no longer exists or the Borrower is not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations. For purposes of this Section 2.14.2, the commencement of the third stage of European Economic and Monetary Union and the occurrence of the Euro Implementation Date shall not constitute the imposition of currency control or exchange regulations.

         2.15. Advances to be Made in Euro. If any Advance made (or to be made) on or after the Euro Implementation Date would, but for the provisions of this Section 2.15, be capable of being made in either the Euro or in a National Currency Unit, such Advance shall be made in the Euro.

         2.16.    Noteless Agreement; Evidence of Indebtedness.

                  2.16.1. Lender's Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  2.16.2. Agent's Records. The Agent shall maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Agreed Currency and Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                  2.16.3. Prima Facie Evidence. The entries maintained in the accounts maintained pursuant to Sections 2.16.1 and 2.16.2 above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

                  2.16.4. Notes. Any Lender may request that its Loans be evidenced by a promissory note, or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively, substantially in the form of Exhibit E, with appropriate changes for notes evidencing Swing Line Loans (each a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in Sections 2.16.1 and 2.16.2 above.

         2.17. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.18. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year, except for interest on Advances denominated in British Pounds Sterling which shall be calculated for actual days elapsed on the basis of a 365-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.19.    Facility LCs.

                  2.19.1. Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify", and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $40,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance, provided that any Facility LC with an expiry date of one year after issuance may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the Facility Termination Date.

                  2.19.2. Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                  2.19.3. Notice. Subject to Section 2.19.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article 4 (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  2.19.4. LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a one-time letter of credit fee in an amount equal to the percentage rate per annum identified as the Facility LC Fee, as set forth in the Pricing Schedule, of the initial stated amount (or, with respect to a Modification of any such Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, such fee to be payable on the last day of each three-month interval prior to its expiry date (each such fee described in this sentence an "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount equal to 0.125% of the initial stated amount (or, with respect to a Modification of any such Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

                  2.19.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                  2.19.6. Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and
(y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article 4), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

                  2.19.7. Obligations Absolute. The Borrower's obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

                  2.19.8. Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  2.19.9. Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section
2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                  2.19.10. Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

                  2.19.11. Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

         2.20. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.21. Lending Installations. Each Lender will book its Loans at the appropriate Lending Installation listed on Schedule 4 or such other Lending Installation designated by such Lender in accordance with the final sentence of this Section 2.21. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article 13, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.22. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.23. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article 2 and Article 4 with respect to any Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance to be denominated in the Agreed Currency specified by the Borrower, then the Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Loans shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.14, be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Floating Rate Loans, unless the Borrower notifies the Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.

         2.24. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under
Section 11.2, such Lender or the Agent, as the case may be, agrees to remit such excess to the Borrower.

         2.25.    Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurocurrency Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of
Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

         2.26. Limitation of Interest. The Borrower, the Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.26 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.26, even if such provision declares that it controls. As used in this Section 2.26, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Illinois or the applicable laws (if any) of the United States or of any other applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this
Section 2.21, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.


                                     ARTICLE
                                       3.
                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurocurrency Loans, Facility LCs or participations therein, or

                  (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), or

                  (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurocurrency Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurocurrency Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurocurrency Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender, or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender, the LC Issuer or any Lending Installation. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type, currency and maturity appropriate to match fund Eurocurrency Advances are not available or (ii) the interest rate applicable to Eurocurrency Advances does not accurately reflect the cost of making or maintaining Eurocurrency Advances, then the Agent shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurocurrency Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance.

         3.5.     Taxes.

                  3.5.1. No Offset for Taxes. All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the IC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                  3.5.2. Payment of Other Taxes. In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

                  3.5.3. Tax Indemnity. The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

                  3.5.4. Non-U.S. Lenders. Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  3.5.5. Exception to Tax Indemnity. For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to Section 3.5.4, above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under Section 3.5.4, above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                  3.5.6. Additional Documentation. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  3.5.7. Agent Indemnification. If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5.7 shall survive the payment of the Obligations and termination of this Agreement.

                  3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                     ARTICLE
                                       4.
                              CONDITIONS PRECEDENT

         4.1. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

                  (a) Copies of the certificate of incorporation of the Borrower and the Guarantors, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation and in every jurisdiction where the Borrower and each Guarantor are qualified to do business;

                  (b) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of its respective by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower and each Guarantor (as applicable) is a party;

                  (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

                  (d) A written opinion of the Borrower's and Guarantors' counsel, addressed to the Lenders in substantially the form of Exhibit A;

                  (e) A certificate, signed by the Chief Financial Officer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing;

                  (f)      Any Notes requested by a Lender pursuant to Section
2.16 payable to the order of each such requesting Lender;

                  (g) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested;

                  (h) If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application;

                  (i)      The insurance certificate described in Section 5.20;

                  (j) The Agent shall have determined that (a) since January 10, 2003, there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Loans hereunder and (b) the Borrower has fully cooperated with the Agent's syndication efforts including, without limitation, by providing the Agent with information regarding the Borrower's operations and prospects and such other information as the Agent deems necessary to successfully syndicate the Loans hereunder;

                  (k) Evidence that (i) the Borrower shall have paid in full all principal of and interest accrued on the outstanding loans under the Existing Credit Agreement and all fees, expenses and other amounts owing by the Borrower thereunder and (ii) the Commitments (as defined in the Existing Credit Agreement) have terminated; and

                  (l) Such other documents as any Lender or its counsel may have reasonably requested.

         4.2. Each Credit Extension. The Lenders shall not (except as otherwise set forth in Section 2.5.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extensions unless on the applicable Credit Extension Date:

                  (a)      There exists no Default or Unmatured Default;

                  (b)      The representations and warranties contained in
Article 5 are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and

                  (c) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice, Swing Line Borrowing Notice or request for issuance of a Facility LC, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower and each Guarantor that the conditions contained in Sections 4.2(a) and 4.2(b) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                                     ARTICLE
                                       5.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, duly and properly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Each of the Borrower and its Subsidiaries is qualified to do business in, and is in good standing in, every jurisdiction were such qualification is required, except where the failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation or by-laws, or (iii) the provisions of any indenture, material instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, shareholders' equity and cash flows as of and for the fiscal year ended November 30, 2002 reported on by its independent public accountants, certified by the Chief Financial Officer of the Borrower. Such financial statements present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied.

         5.5. Material Adverse Change. Since November 30, 2002 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP consistently applied and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended November 30, 2000. No tax Liens have been filed and no material claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Obligations. Except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended November 30, 2002, and in Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 5.7, the Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. The Domestic Subsidiaries having total assets of not less than 95% of the total assets of all Domestic Subsidiaries are Guarantors.

         5.9. ERISA. At November 30, 2002, the Unfunded Liabilities of all Single Employer Plans did not in the aggregate exceed $16,467,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans which could reasonably be expected to have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan, and each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified.

         5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading (it being understood that with respect to projections, such projections are good faith estimates based on assumptions believed to be reasonable by the Borrower at the time of delivery of such projections to the Agent and the Lenders and that no assurances can be given that the results set forth in the projections will actually be obtained).

         5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14. Ownership of Properties. Except as set forth on Schedule 2, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

         5.15. Prohibited Transactions. Neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider and evaluate the effect of Environmental Laws upon in the operation of Borrower's and each of Borrower's Subsidiary's businesses and periodically evaluate compliance by Borrower and each Subsidiary with all applicable Environmental Laws. On the basis of such consideration and evaluation, Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Periodic Reports and in Schedule 5.16 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply in all material respects with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability, (iv) has received written notice that any of its operations are not in material compliance with the requirements of applicable Environmental Laws or are the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material or (v) knows of any basis for any material Environmental Liability.

         5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees, as determined in accordance with GAAP, does not exceed $15,000,000, except for the amount of any post-retirement medical and insurance benefit obligations assumed by the Borrower or one of its Subsidiaries in connection with acquisitions permitted under this Agreement which, when aggregated with the other post-retirement medical and insurance benefit obligations to which the Borrower and its Subsidiaries are subject, could not reasonably be expected to have a Material Adverse Effect.

         5.20. Insurance. The Borrower will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it of a character and to the extent usually insured (subject to self insured retentions and deductibles) in accordance with reasonable business practices as determined in good faith by management of the Borrower. To the extent usually insured (subject to self-insured retentions and deductibles) in accordance with reasonable business practices as determined in good faith management of the Borrower, the Borrower will also insure, and cause each of its Subsidiaries to insure such other hazards and risks (including employers' and public and product liability risks) with good and responsible insurance companies. The certificate signed by the Chief Executive Officer or Chief Financial Officer of the Borrower, that attests to the existence of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate in all material respects. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

                                     ARTICLE
                                       6.
                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will, and will cause each of its Subsidiaries to, maintain books and records including a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP, and will furnish to the Lenders:

                  (a) Within 90 days after the close of each of its fiscal years, (or such lesser number of days within which the Borrower shall be required to file its Annual Report on Form 10-K for such fiscal year with the
SEC), the audited consolidated balance sheet and related statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) and certified by the Chief Financial Officer to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied. The financial statements shall be further accompanied by (i) any management letter prepared by said accountants, and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                  (b) Within 45 days after the close of the first three quarterly periods of each of its fiscal years (or such lesser number of days within which the Borrower shall be required to file its Quarterly Report on Form 10-Q for such fiscal quarter with the SEC), the consolidated balance sheet and related statements of income, shareholders' equity and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of such period) the same period of the previous fiscal year, all certified by the Chief Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, for itself and its consolidated Subsidiaries, consolidated and (in the case of identifiable business segments) consolidating unaudited balance sheets as at the close of each such period and consolidated and (in the case of identifiable business segments) consolidating profit and loss and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                  (c) As soon as available, but in any event within 90 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated (and in the case of identifiable business segments, consolidating) balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year.

                  (d) Together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit B signed by its Chief Financial Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                  (e) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

                  (f) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (i) any written notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Materials or substance into the environment,
(ii) any written notice alleging any violation of any federal, state or local Environmental Law by the Borrower or any of its Subsidiaries, and (iii) any notice that Borrower or any Subsidiary is the subject of an investigation by any governmental or quasi-governmental authority relating to the use, disposal or treatment of any Hazardous Material or compliance by Borrower or any Subsidiary with any applicable Environmental Law.

                  (g) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

                  (h) Promptly (i) after the filing thereof, copies of all periodic and other reports, periodic and other certifications of the Chief Executive Officer and Chief Financial Officer of the Borrower, registration statements and other publicly available materials filed by the Borrower or any of its Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange (other than exhibits to any of the foregoing which are too voluminous to furnish and which are made available by the Borrower or any of its Subsidiaries on such Person's website and any registration statement on Form S-8 or its equivalent) and (ii) after the distribution thereof, copies of all financial statements, reports, proxy statements and other materials distributed by the Borrower to its shareholders generally.

                  (i) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes and for working capital purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct in all material respects United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP consistently applied.

         6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts (subject to self-insured retentions and deductibles) and covering such risks (including employers' and public and product liability risks) as are consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws; provided, however, that neither the Borrower nor any Subsidiary shall be required to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefore on the books of the Borrower or such Subsidiary, as the case may be, or (y) the failure to comply therewith is not reasonably expect to have, in the aggregate, a Material Adverse Effect.

         6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 6.8 shall prevent the Borrower or a Subsidiary from discontinuing the operation or maintenance of any such Properties if such discontinuance is, in the reasonable judgment of the Borrower, desirable in the conduct of its business or the business of its Subsidiary.

         6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. The Borrower shall not be liable under Section 9.6.1 hereof for the cost of any action taken solely under the authority of this Section unless such action has been taken upon the occurrence and during the continuation of any Default.

         6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary, (ii) the Borrower may declare and pay dividends on its capital stock provided that no Default or Unmatured Default shall exist before or after giving effect to such dividends or be created as a result thereof; (iii) the Borrower or any Subsidiary may declare and pay dividends to a partner in any partnership or joint venture as permitted under Section 6.14; and (iv) pursuant to a open-market stock repurchase program approved in advance by its Board of Directors, repurchase Common Stock in an aggregate amount which could not reasonably be expected to cause a Material Adverse Effect.

         6.11. Secured Indebtedness. The aggregate amount of all Secured Indebtedness of Borrower and all Subsidiaries shall not equal or exceed at any time during the term of this Agreement, 25% of Consolidated Net Worth.

         6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except:

                  (a) a merger of a Domestic Subsidiary or a Foreign Subsidiary with the Borrower or with a Domestic Subsidiary;

                  (b) a merger of a Domestic Subsidiary (or a transfer of assets contained therein) with a Foreign Subsidiary; provided, that the total assets of all Domestic Subsidiaries which are merged with (or transferred to) Foreign Subsidiaries at any time during the term of this Agreement shall not exceed 25% of the total assets of the Borrower and its Subsidiaries determined on a consolidated basis on the date of such merger or transfer; or

                  (c) A merger of a Domestic Subsidiary or Foreign Subsidiary formed for the sole purpose of effecting a transaction described in
Section 6.14(f).

         6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

                  (a) Sales of inventory in the ordinary course of business; or

                  (b) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries, other than dispositions of unwanted assets that were acquired in connection with an acquisition, provided such disposition (i) is completed on fair and reasonable terms no less favorable to the Borrower or a Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction and (ii) occurs within a reasonable period of time after completion of such acquisition.

         6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                  (a)      Cash Equivalent Investments;

                  (b) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 1;

                  (c) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

                  (d) endorsement of negotiable instruments for collection in the ordinary course of business;

                  (e) loans and advances to (i) non-executive employees in the ordinary course of business for travel, relocation and similar purposes and
(ii) executive employees in the ordinary course of business for travel;

                  (f) acquisitions of all or any substantial part of the assets or business of or investments in any other joint venture, corporation, partnership or limited liability company or division thereof engaged in a line of business reasonably related or complementary to that of the Borrower and its Subsidiaries, or of a majority of the Voting Stock of such a Person, or of equity interests in any joint venture, corporation, limited liability company or partnership which does not become a Subsidiary as a result of such acquisition but is engaged (or promptly after such acquisition will be engaged) in a line of business reasonably related or complimentary to that of the Borrower and its Subsidiaries, provided that (i) no Default exists or would exist after giving effect to such acquisition and (ii) the Board of Directors or other governing body of such joint venture, limited liability company, corporation or partnership whose Property, or Voting Stock or other interests in which, are being so acquired has approved the terms of such acquisition;

                  (g) liabilities in respect of letters of credit securing Permitted Industrial Revenue Bond Liabilities and Facility LCs; or

                  (h)      investments not otherwise permitted under this
Section 6.14 in an aggregate amount not exceeding $25,000,000 at any time during the term of this Agreement.

         6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

                  (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP consistently applied shall have been set aside on its books;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

                  (e)      Liens existing on the date hereof and described in
Schedule 2;

                  (f) Liens arising out of judgments or awards against the Borrower or any Subsidiary, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which Borrower shall have obtained a stay of execution pending such appeal of proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $10,000,000 at any one time;

                  (g) Liens on Property of a Subsidiary to secure obligations of such Subsidiary to the Borrower to another Subsidiary so long as the obligation to secure is not related to any obligation (other than obligations hereunder) of the Borrower or such other Subsidiary to any Person;

                  (h) Any extension, renewal or replacement (or successive extension, renewals or replacements) in whole or in part of any Lien referred to in the foregoing sections (a) through (g), inclusive, provided that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced;

                  (i) Liens securing Permitted Industrial Revenue Bond Liabilities, provided that any such Lien shall apply only to the real property and machinery and equipment comprising the manufacturing facility financed, in whole or in party, with the proceeds of the applicable Permitted Industrial Revenue Bond;

                  (j) Liens on the assets of Persons which become Subsidiaries after the date of this Agreement; provided that such Liens existed at the time the respective Person became a Subsidiary and were not created in anticipation thereof; or

                  (k)      Liens securing Secured Indebtedness.

         6.16. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.17. Letters of Credit. The Borrower will not, nor will it permit any Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit other than Facility LCs and Permitted Indebtedness Revenue Bond Liabilities.

         6.18.    Financial Covenants.

                  6.18.1. Interest Coverage Ratio. The Borrower will not permit the ratio of (i) Consolidated EBIT to (ii) Consolidated Net Interest Expense to be less than (A) 3.0 to 1.0 determined as of the end of each of its fiscal quarters ended prior to the first three anniversary dates of this Agreement and
(B) 3.75 to 1.0 determined as of the end of each of its fiscal quarters ended prior to the fourth and fifth anniversary dates of this Agreement.

                  6.18.2. Leverage Ratio. The Borrower will not permit the ratio of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 2.5 to 1.0 determined as the end of each of its fiscal quarters during the term of this Agreement.

                  6.18.3. Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than (A) $240,000,000 determined as of the end of each of its fiscal quarters ended prior to the first three anniversary dates of this Agreement and (B) $285,000,000 determined as the end of each of its fiscal quarters ended prior to the fourth and fifth anniversary dates of this Agreement.

                  6.18.4. Adjustments to Financial Ratios. In computing ratios and amounts for purposes of this Section 6.18, any asset impairment adjustment required by Statement of Financial Accounting Standards #141 or #142 (SFAS #141 or SFAS #142) or any adjustment to pension assets required by Statement of Financial Accounting Standards #87 (or interpretations or modifications thereof) resulting in a charge to earnings or a write-down of Shareholders' Equity will be added back, in an amount not to exceed $124,000,000 for purposes of determining whether the Borrower has breached such financial covenants.

         6.19. Existence; Subsidiary Guarantees. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence; provided that nothing in this Section shall prevent mergers and consolidations permitted by Section 6.12 hereof or the discontinuation of the corporate existence of any Subsidiary if discontinuance of such Subsidiary is desirable in the conduct of the Borrower's business; provided that the aggregate total revenues of all Subsidiaries whose corporate existence is discontinued during any fiscal year may not exceed $25,000,000. As a condition to establishing or acquiring any Subsidiary and within 15 days after a corporation, joint venture, partnership or limited liability company otherwise becomes a Subsidiary, unless the Required Lenders otherwise agree, the Borrower shall (i) notify Agent of the creation, acquisition or establishment of each Subsidiary;
(ii) cause such Domestic Subsidiary to execute a Subsidiary Guarantee Agreement unless such Domestic Subsidiary shall not be required to become a Guarantor pursuant to the last sentence in Section 5.8; (iii) cause such Domestic Subsidiary, if so required, to deliver documentation similar to that described in Sections 4.1(a) through (d) relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor under the Subsidiary Guaranty Agreement, in form and substance reasonably satisfactory to Agent; and (iv) if necessary, deliver an updated Schedule 1 to reflect the new Subsidiary.

         6.20. Change in Fiscal Year. Borrower will not change its fiscal year from its present basis without the prior written consent of Agent.

                                     ARTICLE
                                       7.
                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

         7.3. The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.3, 6.4, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17,
6.18.1, 6.18.2, 6.18.3, 6.19, or 6.20.

         7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article 7) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent unless such default, in the reasonable discretion of the Lender, adversely and imminently affects the ability of the Lenders to collect the Obligations, in which case, such Default shall be cured within five days after written notice from the Agent.

         7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6. There shall occur under any Rate Management Transaction, an early termination date (as provided for in any agreement with respect to such Rate Management Transaction) resulting from (a) any default under such agreement as to which the Borrower or any Subsidiary is the defaulting party (as determined in accordance with such agreement); or (b) any termination event (as determined in accordance with such agreement) as to which the Borrower or any Subsidiary is an affected party (as defined in said agreement), and in either event, the Rate Management Obligations of the Borrower or such Subsidiary as a result thereof is $5,000,000 or more.

         7.7. The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors,
(c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.7 or (f) fail to contest in good faith any appointment or proceeding described in Section 7.8.

         7.8. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its

Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.7(d) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         7.9. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.10. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $10,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.11. (i) Any Reportable Event shall occur in connection with any Plan; (ii) the Borrower or any Subsidiary shall file a notice of intent under Title IV of ERISA to terminate a Plan or Plans having aggregate Unfunded Liabilities of all Single Employer Plans attributable to the Borrower or any Subsidiary in excess of $5,000,000 (collectively, a "Material Plan"); (iii) any plan administrator or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; (iv) a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any Subsidiary to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or (v) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated.

         7.12.    Any Change in Control shall occur.

         7.13. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification) which could reasonably be expected to have a Material Adverse Effect.

         7.14. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount which could reasonably be expected to have a Material Adverse Effect.

         7.15. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

         7.16. Any Guaranty is not in full force and effect with respect to all parties thereto, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party or shall give notice to such effect.

                                     ARTICLE
                                       8.
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1.     Acceleration; Termination of Extensions of Facility LCs.

                  8.1.1. If any Default in Section 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount equal to the LC Obligations in immediately available funds, which funds shall be held in a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article 13, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in this Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days.

                  8.1.2. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent an amount equal to the LC Obligations, which funds shall be deposited in the Facility LC Collateral Account.

                  8.1.3. The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

                  8.1.4. At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

         8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

                  (a) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto;

                  (b) Reduce the percentage specified in the definition of Required Lenders;

                  (c) Extend the Facility Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under
Section 2.2, or increase the amount of the Aggregate Commitment, the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement; or

                  (d)      Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer, the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the LC Issuer or the Swing Line Lender, as the case may be. The Agent may waive payment of the fee required under Section 12.3.3 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                     ARTICLE
                                       9.
                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section
10.13 which shall survive and remain in full force and effect during the term of this Agreement.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6.     Expenses; Indemnification.

                  9.6.1. Expenses. The Borrower shall reimburse the Agent and the Arranger for all reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement. Upon written request, the Agent shall furnish to the Borrower copies of invoices and billing records relating to all costs and expenses being reimbursed.

                  9.6.2. Indemnification. The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer and each Lender, their respective Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer or any Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any

Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification; provided, that the Borrower shall not have any obligation to indemnify the Agent, the Arranger, the LC Issuer or any Lender hereunder with respect to any liabilities arising out of legal proceedings commenced against a Lender by another Lender or its assignee to the extent such proceedings relate solely to disputes arising from matters not relating to Borrower or any Subsidiary. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP consistently applied, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Borrower, the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and each of the Borrower, the Agent, the Arranger, the LC Issuer and any Lender hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by any other Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) permitted by Section 12.4 and (h) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Exposure provided for herein.

         9.13. Disclosure. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

                                     ARTICLE
                                      10.
                                    THE AGENT

         10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
10. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (y) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (z) any indemnification required pursuant to Section 10.7 shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as

Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this
Article 10 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Agent and Arranger Fees. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated January 16, 2003 or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles 9 and 10.

                                     ARTICLE
                                      11.
                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                     ARTICLE
                                      12.
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (b) any assignment by any Lender must be made in compliance with Section 12.3, and (c) any transfer by participation must be made in compliance with
Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section
12.2.1. The parties to this Agreement acknowledge that clause (b) of this
Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation,
(x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2.    Participations.

                  12.2.1. Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") with the consent of the Borrower (which shall not be unreasonably withheld) unless a Default shall occur and is continuing, in which case, the Borrower's consent shall not be required participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or

Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

                  12.2.3. Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3.    Assignments.

                  12.3.1. Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

                  12.3.2. Consents. The consent of the Borrower, the Agent and the LC Issuer shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

                  12.3.3. Effect; Effective Date. Upon (a) delivery to the Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                  12.3.4. Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.4.

                                     ARTICLE
                                      13.
                                     NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (c) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (x) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (y) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (z) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article 2 shall not be effective until received.

         13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                     ARTICLE
                                      14.
                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                     ARTICLE
                                      15.
          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN

TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                             SIGNATURE PAGES FOLLOW

         IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.

                                 CLARCOR INC.



                                 By:   /s/ BRUCE A. KLEIN
                                    -------------------------------------
                                       Bruce A. Klein
                                       Vice President - Finance and Chief
                                       Financial Officer

                                       2323 Sixth Street
                                       Rockford, IL 61125
                                       Attention:  Bruce A. Klein
                                       Telephone:  (815) 961-5717
                                       FAX:        (815) 962-0973


Commitment       Percentage      BANK ONE, NA, (Administrative Agent)
----------       ----------      Individually, as Agent, Swing Line Lender
$45,000,000      27.2727272%     and LC  Issuer



                                 By:   /s/ ROBERT LOUVAR
                                    -------------------------------------------

                                 Title: Vice President
                                       ----------------------------------------
                                       6000 East State Street
                                       Rockford, IL 61108
                                       Attention: Robert Louvar, Vice President
                                       Telephone: (815) 394 4667
                                       FAX:       (815) 394-1889

                    Signature Pages of Other Lenders Follows

Signature Page to Credit Agreement

Commitment       Percentage
----------       ----------      U.S. Bank, National Association
$30,000,000      18.1818181%


                                 By:  /s/ MATTHEW SCHULTZ
                                    -------------------------------------------

                                 Title: Vice President
                                       ----------------------------------------

                                 777 E. Wisconsin Avenue
                                       Suite/Floor: MK-WI-TGCB
                                       Milwaukee, Wisconsin 53202
                                       Attention: Matthew Schultz,
                                                  Vice President
                                       Telephone: (414) 765-5724
                                       FAX:       (414) 765-4632

Signature Page to Credit Agreement

Commitment       Percentage
----------       ----------
$30,000,000      18.1818181%     BANK OF AMERICA, N.A.



                                 By:   /s/ CHRIS BUCKNER
                                    -------------------------------------------

                                 Title: Vice President
                                       ----------------------------------------

                                       231 S. LaSalle Street
                                       Suite/Floor: Il1-231-06-40
                                       Chicago, Illinois 60697
                                       Attention: Chris Buckner, Vice President
                                       Telephone: (312) 828-2732
                                       FAX:       (312) 828-1974

Signature Page to Credit Agreement

Commitment       Percentage
----------       ----------
$15,000,000      9.0909090%      THE NORTHERN TRUST COMPANY



                                 By:  /s/ ROBIN COHEN
                                    -------------------------------------------

                                 Title: Vice President
                                       ----------------------------------------

                                       50 S. LaSalle Street
                                       Suite/Floor: B-2
                                       Chicago, Illinois 60675
                                       Attention: Robin Cohen, Vice President
                                       Telephone: (312) 444-3438
                                       FAX:       (312) 444-7028

Signature Page to Credit Agreement

Commitment       Percentage
----------       ----------
$15,000,000      9.0909090%      AMCORE BANK, N.A.



                                 By:  /s/ JON E. SCHMIDT
                                    -------------------------------------------

                                 Title: Senior Vice President
                                       ----------------------------------------

                                       501 Seventh Street
                                       Post Office Box 1537
                                       Rockford, Illinois 61110-0037
                                       Attention: Jon E. Schmidt,
                                                  Senior Vice President
                                       Telephone: (815) 961-2777
                                       FAX:       (815) 961-7733

Signature Page to Credit Agreement

Commitment       Percentage
----------       ----------
$15,000,000      9.0909090%      NATIONAL CITY BANK



                                 By:  /s/ TIFFANY COZZOLINO
                                    -------------------------------------------

                                 Title: Assistant Vice President
                                       ----------------------------------------

                                       2021 Spring Road
                                       Suite: 600
                                       Oak Brook, Illinois 60523
                                       Attention: Tiffany Cozzolino,
                                                  Assistant Vice President
                                       Telephone: (630) 954-5782
                                       FAX:       (630) 954-3730

Signature Page to Credit Agreement

Commitment       Percentage
----------       ----------
$15,000,000      9.0909090%      FIFTH THIRD BANK (CHICAGO), a Michigan
                                 Banking Corporation



                                 By:  /s/ JOHN KEMPER
                                    -------------------------------------------

                                 Title: Vice President
                                       ----------------------------------------

                                       1701 Golf Road
                                       7th Floor, Mail Drop: GRLM7B
                                       Rolling Meadows, Illinois 60008
                                       Attention: John Kemper, Vice President
                                       Telephone: (847) 354-7165
                                       FAX:       (847) 354-7130

                                PRICING SCHEDULE

APPLICABLE MARGIN/            LEVEL I          LEVEL II        LEVEL III         LEVEL IV          LEVEL V
APPLICABLE FEE RATE            STATUS           STATUS           STATUS           STATUS            STATUS
-------------------           -------          --------        ---------         --------          -------
 Eurocurrency Rate             0.50%           0.625%            0.75%            1.00%             1.25%
Alternate Base Rate           (0.25)%          (0.25)%          (0.25)%          (0.25)%           (0.25)%
 Facility L/C Fee              0.50%           0.625%            0.75%            1.00%             1.25%
  Commitment Fee               0.10%           0.125%            0.15%            0.20%             0.25%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1 of this Agreement.

         "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio determined in accordance with Section 6.18.2 of this Agreement is less than or equal to 1.00 to 1.00.

         "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio determined in accordance with Section 6.18.2 of this Agreement is less than or equal to 1.50 to 1.00.

         "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio determined in accordance with Section 6.18.2 of this Agreement is less than or equal to 2.00 or 1.00.

         "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II or Level III Status and (ii) the Leverage Ratio determined in accordance with Section 6.18.2 of this Agreement is less than or equal to 2.50 to 1.00.

         "Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III or Level IV Status.

         "Status" means either Level I Status, Level II Status, Level III Status or Level IV Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to this Agreement, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

                                    EXHIBIT A
                                 FORM OF OPINION

April 8, 2003

To the Agent, LC Issuer and Lenders which are parties to the Credit Agreement referred to below
c/o Bank One NA
as Agent
6000 East State Street
Rockford, Illinois 61108

Ladies and Gentlemen:

I am General Counsel of CLARCOR Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the Credit Agreement dated as of April 8, 2003 (the "Agreement") among the Company, as Borrower, the banks' party to the Agreement (the "Lenders") and Bank One NA, as LC Issuer and Agent for the Lenders. I have also acted as counsel for CLARCOR Consumer Products, Inc., a Delaware corporation ("Consumer"), CLARCOR Filtration Products, Inc., a Delaware corporation ("Filtration"), Purolator Products Air Filtration Company, a Delaware corporation ("PPAFC"), United Air Specialists, Inc., an Ohio corporation ("United"), J.L. Clark, Inc., a Delaware corporation ("Clark"), Airguard Industries, Inc., a Kentucky corporation ("Airguard"), Baldwin Filters, Inc., a Delaware corporation ("Baldwin"), Purolator Facet, Inc., a Delaware corporation ("Purolator Facet"), Total Filtration Services, Inc., an Ohio corporation ("TFS"); Filter Products, Inc., a Delaware corporation ("FPI"); and Facet USA Inc., a Delaware corporation ("Facet USA"), in connection with the Subsidiary Guaranty referred to in the Agreement and dated as of April 8, 2003 (the "Guaranty"). Consumer, Filtration, PPAFC, United, Clark, Airguard, Baldwin, Purolator Facet, TFS, FPI and Facet USA are individually referred to herein as a "Guarantor" and collectively as "Guarantors". The Guarantors are each direct or indirect wholly-owned subsidiaries of the Company. Capitalized terms not defined herein have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in
Section 4.1(d) of the Agreement.

In connection with the opinions expressed below, I have relied, as to various questions of fact material to such opinions, upon the representations made by the Company in the Agreement and upon certificates delivered by or on behalf of the Company and the Guarantors on the date hereof. I have examined originals, or copies of originals certified or otherwise identified to my satisfaction, of the Agreement, the Notes, the Guaranty and such other agreements, documents, certificates of officers and other representatives of the Company and the Guarantors, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied myself as to such matters of fact as I have considered relevant and necessary as a basis for the opinions hereinafter expressed. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures (other than signatures of officers of the Company and the Guarantors), the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

In rendering the opinions set forth herein, I have assumed, with your approval that:

         (i) All the parties to the Loan Documents, other than the Company and the Guarantors, are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power to enter into such Loan Documents; and

         (ii) The execution and delivery of the Loan Documents have been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto other than the Company and the Guarantors; the Loan Documents have been duly executed and delivered by all parties thereto other than the Company and the Guarantors; and the Loan Documents constitute the valid and binding obligations of all parties thereto other than the Company and the Guarantors, enforceable against such parties in accordance with their respective terms.

Based on the foregoing, it is my opinion that:

1. The Company and each of the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of organization. The Company and each of the Guarantors is qualified to do business in, and is in good standing in the respective states listed on Exhibit A to this letter in which their respective primary facilities are located. The Company and each of the Guarantors have the corporate power to carry on their respective businesses as such businesses are described in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2002.

2. The Company's execution, delivery and performance of the Agreement and the Notes: (a) are within the Company's corporate powers; (b) have been duly authorized by all necessary corporate action by the Company; (c) do not breach or violate its restated certificate of incorporation, as amended, or the bylaws of the Company or, to my knowledge, any provision in any indenture, mortgage, contract or agreement to which the Company is a party or by which it or its properties may be bound; and (d) do not breach or violate any law, rule or regulation (including Regulation U of the Federal Reserve Board) applicable to the Company or require any action by or consent of or filing with any federal or state governmental or public body or authority.

3.       Each Guarantor's execution, delivery and performance of the Guaranty:
         (a) is within the corporate power of such Guarantor; (b) has been duly authorized by all necessary corporate action by such Guarantor; (c) does not breach or violate the certificate of incorporation or the bylaws of such Guarantor or, to my knowledge, any provision in any indenture, mortgage, contract or agreement to which such Guarantor is a party or by which it or its properties may be bound; and (d) does not breach or violate any law, rule or regulation applicable to such Guarantor or require any action by or consent of or filing with any federal or state governmental or public body or authority.

4. The Agreement and the Notes are each the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

5. The Guaranty is the legal, valid and binding obligation of each of the Guarantors enforceable against each of the Guarantors in accordance with its terms.

6. It is not necessary, in connection with the issuance and delivery of the Notes on the date hereof, under the circumstances contemplated by the Agreement, to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

7. Neither the Company nor any of the Guarantors is an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

8. To my knowledge, there are no pending or overtly threatened actions or proceedings against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator which purport to affect the legality, validity, binding effect or enforceability of the Agreement, the Notes or the Guaranty.

To the extent my opinions set forth in paragraph 1 above cover states other than Illinois and Delaware, such opinions are based solely on certificates and other statements of government officials of such states of which you have copies.

My opinions in paragraphs 4 and 5 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally, to the effect of general principles of equity (regardless whether considered in a proceeding in equity or at law) and to limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts. In applying principles of equity referred to above, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial. Such principles applied by a court might include a requirement that a creditor act reasonably and in good faith.

Certain provisions of Article 15 of the Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Loan Documents; however, the unenforceability of such provisions may result in delays in the enforcement of the Lender's rights and remedies under the Loan Documents (and I express no opinion as to the economic consequences, if any, of such delays).

I express no opinion as to the effect of the compliance or noncompliance of any Lender with any state or federal laws or regulations applicable to the Lender because of its legal or regulatory status, the nature of its business or its authority to conduct business in any jurisdiction.

This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Illinois, and I express no opinion with respect to the laws of any other state or jurisdiction.

Whenever in this opinion reference is made to my knowledge, such reference to my actual knowledge of information regarding factual matters.

This letter is being delivered as of the date hereof and is solely for the benefit of the Persons to whom it is addressed and any other Person which becomes an assignee of a Lender under Section 12.3 of the Agreement. It may not be relied on in any manner or for any purpose by any other Person, and it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without express prior written consent. I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 through 8. The opinions expressed above are based solely on facts, laws and regulations in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such fact change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained herein.



Very truly yours,

                                    EXHIBIT B
                             COMPLIANCE CERTIFICATE

To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of April 8, 2003, (as amended, modified, renewed or extended from time to time, the "Agreement") among CLARCOR Inc., a Delaware corporation (the "Borrower"), the lenders party thereto and Bank One, NA, as Agent for the Lenders and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected ______________ of the Borrower;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Schedule II hereto sets forth the determination of the interest rates to be paid for Advances, the LC Fee rates and the commitment fee rates commencing on the fifth day following the delivery hereof.

         6. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement, and the other Loan Documents and the status of compliance.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this 8th day of April, 2003.



                                       CLARCOR INC.



                                       By:
                                          --------------------------------------
                                          Bruce A. Klein
                                          Vice President-Finance and
                                          Chief Financial Officer

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                       Compliance as of April 8, 2003 with
                      Sections 6.18.1, 6.18.2 and 6.18.3 of
                                  the Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                    Borrower's Applicable Margin Calculation

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                    EXHIBIT C
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and Swing Line loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:      ___________________________

2.       Assignee:      ___________________________ and is an Affiliate/Approved
                        Fund of [identify Lender](1)

3.       Borrower(s):   ___________________________

4.       Agent:         ___________________________, as the agent under the
                        Credit Agreement.

5.       Credit Agreement: The [amount] Credit Agreement dated as of __________
                           among [name of Borrower(s)], the Lenders party thereto, [name of Agent], as Agent, and the other agents party thereto.

(1) Select as applicable.

6.       Assigned Interest:

                                   Aggregate Amount of
                                Commitment/Loans for all        Amount of Commitment/Loans       Percentage Assigned of
Facility Assigned                       Lenders*                         Assigned*                Commitment/Loans(2)
-----------------               ------------------------        --------------------------       ----------------------
           (3)                        $                               $                                       %
                                      $                               $                                       %
                                      $                               $                                       %

7.       Trade Date:____________________________(4)

Effective Date: ____________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:



                                       ASSIGNOR
                                       [NAME OF ASSIGNOR]



                                       By:
                                          --------------------------------------
                                          Title:



                                       ASSIGNEE
                                       [NAME OF ASSIGNEE]



                                       By:
                                          --------------------------------------
                                          Title:

[Consented to and](5) Accepted:

[NAME OF AGENT], as Agent



By:
   ----------------------------
Title:

[Consented to:](6)

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment," "Term Loan Commitment,", etc.)

(4) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

(5) To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

(6) To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.



[NAME OF RELEVANT PARTY]



By:
   ----------------------------
Title:

                                     ANNEX 1
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

                  1.       Representations and Warranties.

                  1.1.     Assignor. The Assignor represents and warrants that
(i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for
(i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder,
(iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

                  1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in
Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                  3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

                          ADMINISTRATIVE QUESTIONNAIRE

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

              US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

     (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

                                    EXHIBIT D
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Credit Agreement, dated ______________, _______ (as the same may be amended or modified, the "Credit Agreement"), among CLARCOR Inc., a Delaware corporation (the "Borrower"), the Lenders named therein, the LC Issuer and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s) ______________________________________________

Customer/Account Name __________________________________________________________

Transfer Funds To ______________________________________________________________

                      __________________________________________________________

For Account No. ________________________________________________________________

Reference/Attention To ________________________________________________

Authorized Officer (Customer Representative)     Date
                                                     ------------------



--------------------------------------------     -------------------------------
(Please Print)                                   Signature



Bank Officer Name                                Date
                                                     ---------------------------



--------------------------------------------     -------------------------------
(Please Print)                                   Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT E
                                      NOTE

                                                                   April 8, 2003

         CLARCOR Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the
aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the place specified pursuant to Article 2 of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of April __, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, and the lenders party thereto, including the Lender, the LC Issuer and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Subsidiary Guaranty Agreement, all as more specifically described therein, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.



                                       CLARCOR INC.



                                       By:
                                          --------------------------------------
                                          Bruce A. Klein
                                          Vice President-Finance and
                                          Chief Financial Officer

                                    EXHIBIT F

                               SUBSIDIARY GUARANTY

         THIS SUBSIDIARY GUARANTY (this "GUARANTY") is made as of the 8th day of April, 2003, by Airguard Industries, Inc., a Kentucky corporation, Baldwin Filters, Inc., a Delaware corporation, CLARCOR Consumer Products, Inc., a Delaware corporation, CLARCOR Filtration Products, Inc., a Delaware corporation, Facet USA Inc., a Delaware corporation, Filter Products, Inc., a Delaware corporation, J.L. Clark, Inc., a Delaware corporation, Purolator Facet, Inc., a Delaware corporation, Purolator Products Air Filtration Company, a Delaware corporation, Total Filtration Services, Inc., an Oho corporation and United Air Specialists, Inc., an Ohio corporation (collectively, the "SUBSIDIARY GUARANTORS") in favor of the Agent, for the benefit of the Lenders, under the Credit Agreement referred to below;

                                   WITNESSETH:

         WHEREAS, CLARCOR Inc., a Delaware corporation (the "PRINCIPAL") and Bank One, NA, a national banking association, having its principal office in
Chicago, Illinois, as Agent (the "AGENT"), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of even date herewith (as same may be amended or modified from time to time, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;

         WHEREAS, it is a condition precedent to the Agent and the Lenders executing the Credit Agreement that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below; and

         WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, and the Lenders and their Affiliates to enter into one or more Rate Management Transactions with the Principal, and because each Subsidiary Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Principal under the Credit Agreement, any Note, any Rate Management Transaction, and the other Loan Documents;

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.1. Selected Terms Used Herein.

         "GUARANTEED OBLIGATIONS" is defined in Section 3 below.

         "RATE MANAGEMENT TRANSACTION" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Principal and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction

(including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "RATE MANAGEMENT OBLIGATIONS" means any and all obligations of the Principal, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         SECTION 1.2. Terms in Credit Agreement. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

         SECTION 2.1. Representations and Warranties. Each of the Subsidiary Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement) that:

                  (a) It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (b) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                  (c) Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Subsidiary Guarantor or a subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

         SECTION 2.2. Covenants. Each of the Subsidiary Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement, any Rate Management Transaction remains in effect or any of the Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, will enable the Principal to, fully comply with those covenants and agreements set forth in the Credit Agreement.

         SECTION 3. The Guaranty. Subject to Section 9 hereof, each of the Subsidiary Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations and the Rate Management Obligations, including without limitation any such Obligations or Rate Management Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the "GUARANTEED Obligations"). Upon failure by the Principal to pay punctually any such amount (including without limitation any Reimbursement Obligation), each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay to the Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note, any Rate Management Transaction or the relevant Loan Document, as the case may be. Each Subsidiary Guaranty is and shall be severally liable for payment and performance in fill of all Guaranteed Obligations. This Guaranty is a guaranty of payment and not of collection. Each of the Subsidiary Guarantors waives any right to require the Agent and/or the Lenders to sue the Principal, any other Subsidiary Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

         SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (i) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

         (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document;

         (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, any Rate Management Transaction, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

         (iv) any change in the corporate existence, structure or ownership of the Principal, any other Subsidiary Guarantor, or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, any other Subsidiary Guarantor, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;

         (v) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

         (vi) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Rate Management Transaction, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document; or

         (vii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor's obligations hereunder.

         SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full, the Commitments under the Credit Agreement shall have terminated or expired and all Rate Management Transactions have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement, any Rate Management Transaction or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 6. Waivers. Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.

         SECTION 7. Subrogation. Each of the Subsidiary Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated and all Rate Management Transactions have terminated or expired.

         SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

         SECTION 9. Limitation on Obligations. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantors, the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding

(such highest amount determined hereunder being the relevant Subsidiary Guarantor's "MAXIMUM LIABILITY"). This Section 9(a) with respect to the Maximum Liability of the Subsidiary Guarantors is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under applicable law.

         (b) Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor's obligations hereunder beyond its Maximum Liability.

         (c) In the event any Subsidiary Guarantor (a "PAYING SUBSIDIARY GUARANTOR") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Subsidiary Guarantor (each a "NON-PAYING SUBSIDIARY GUARANTOR") shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor's "PRO RATA SHARE" of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor. For the purposes hereof, each Non-Paying Subsidiary Guarantor's "PRO RATA Share" with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Subsidiary Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Subsidiary Guarantor from the Principal after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Subsidiary Guarantors, the aggregate amount of all monies received by such Subsidiary Guarantors from the Principal after the date hereof (whether by loan, capital infusion or by other means). Nothing in this
Section 9 (c) shall affect any Subsidiary Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor's Maximum Liability). Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 9(c) are for the benefit of both the Agent and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

         SECTION 10. Application of Payments. All payments received by the Agent hereunder shall be applied by the Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

                  (a) FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Agent in connection with any collateral securing the Guaranteed Obligations;

                  (b) SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the provisions of the Credit Agreement;

                  (c) THIRD, to payment of the principal of the Guaranteed Obligations and the net early termination payments and any other Rate Management Obligations then due and unpaid from the Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the terms of the Credit Agreement; and

                  (d) FOURTH, to payment of any Guaranteed Obligations (other than those listed above) pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

         SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Article XIII of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

         SECTION 12. No Waivers. No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note, any Rate Management Transaction and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 13. No Duty to Advise. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Principal's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Subsidiary Guarantors assumes and incurs under this Guaranty, and agrees that neither the Agent nor any Lender has any duty to advise any of the Subsidiary Guarantors of information known to it regarding those circumstances or risks.

         SECTION 14. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, any Rate Management Transaction, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

         SECTION 15. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Agent with the consent of the Required Lenders.

         SECTION 16. Costs of Enforcement. Each of the Subsidiary Guarantors agrees to pay all costs and expenses including, without limitation, all court costs and attorneys' fees and expenses paid or incurred by the Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Principal, the Subsidiary Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

         SECTION 17. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE SUBSIDIARY GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 18. Taxes. etc. All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith (i) pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

         SECTION 19. Setoff. Without limiting the rights of the Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Agent or any Lender or any Lending Installation of the Agent or any Lender toward the payment of the Guaranteed Obligations.

         SECTION 20. Foreign Currency. The specification of payment in a specific currency at a specific place and time pursuant to the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document is essential. That currency or those currencies are also the currency of account and payment under this Guaranty. If any Subsidiary Guarantor is unable for any reason to effect payment of a specific currency (other than United States currency) as required by the preceding sentence or if any Subsidiary Guarantor defaults in the payment when due of any payment of a specific currency (other than United States currency) under this Guaranty, the Agent may, at its option, require such payment to be made to the Agent's principal office in the equivalent amount in United States currency at the Agent's then current selling rate for electronic transfers of that currency to the place or places where the Guaranteed Obligations were payable. In the event that any payment, whether pursuant to a judgment or otherwise, does not result in payment of the amount of currency due under this Guaranty, upon conversion to the currency of account and transfer to the place specified for payment, the Agent and the Lenders have an independent cause of action against the Subsidiary Guarantors for the deficiency.

         IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.



                                       Airguard Industries, Inc.

                                       Baldwin Filters, Inc.

                                       CLARCOR Consumer Products, Inc.

                                       CLARCOR Filtration Products, Inc.

                                       Facet USA Inc.

                                       Filter Products, Inc.

                                       J.L. Clark, Inc.

                                       Purolator Facet, Inc.

                                       Purolator Products Air Filtration Company

                                       Total Filtration Services, Inc.

                                       United Air Specialists, Inc.



                                       By:
                                          --------------------------------------
                                          Bruce A. Klein
                                          Vice President and Treasurer

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                               NOTE OF _________,
                                DATED __________,

           Principal         Maturity           Principal
           Amount of        of Interest          Amount               Unpaid
Date         Loan             Period              Paid                Balance
----       ---------        -----------         ---------             -------

                                   SCHEDULE 1
                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (SEE SECTIONS 5.8 AND 6.14)

    Investment              Jurisdiction of                 Owned                 Amount of              Percent
        In                   Organization                     By                 Investment             Ownership
    ----------              ---------------                 -----                ----------             ---------

                                                      JURISDICTION OF
                                                      INCORPORATION OR                   PERCENT OF
                 NAME                                  ORGANIZATION                      OWNERSHIP*
                 ----                                 ----------------                   ----------
              Domestic
CLARCOR Consumer Products, Inc.                         Delaware                            100%
J.L. Clark, Inc.                                        Delaware                            100%
Clark Europe, Inc.                                      Delaware                            100%
CLARCOR Filtration Products, Inc.                       Delaware                            100%
Airguard Industries, Inc.                               Kentucky                            100%
Purolator Products Air Filtration Company               Delaware                            100%
Baldwin Filters, Inc.                                   Delaware                            100%
Baldwin South Africa, Inc.                              Delaware                            100%
Clark Filter, Inc.                                      Delaware                            100%
Purolator Facet, Inc.                                   Delaware                            100%
Facet USA Inc.                                          Delaware                            100%
Filter Products, Inc.                                   Delaware                            100%
GS Costa Mesa, Inc.                                     Delaware                            100%
Total Filtration Services, Inc.                         Ohio                                100%
United Air Specialists, Inc.                            Ohio                                100%
CLARCOR International, Inc.                             Delaware                            100%
CLARCOR Trading Company                                 Delaware                            100%
FilterSource                                            California                          100%
Total Filter Technology, Inc.                           Massachusetts                       100%

        International
Airklean Engineering Pte. Ltd.                          Singapore                           100%
Airguard Asia Sdn. Bhd.                                 Malaysia                            100%
Airguard de Venezuela, S.A.                             Venezuela                            70%
Baldwin Filters N.V.                                    Belgium                             100%
Baldwin Filters Limited                                 United Kingdom                      100%
Baldwin-Unifil S.A.                                     South Africa                         80%
Hastings Filters Ltd. Canada                            Canada                              100%
Baldwin Filters (Aust.) Pty. Limited                    Australia                           100%
CLARCOR UK Limited                                      United Kingdom                      100%
Filtros Baldwin de Mexico                               Mexico                               90%
Facet FCE S.A.R.L.                                      France                              100%
Face Iberica S.A.                                       Spain                               100%
Facet Industrial B.V.                                   Netherlands                         100%
Facet Industrial U.K. Limited                           United Kingdom                      100%

Facet Italiana, S.p.A.                      Italy                      100%
Locker Filtration Limited                   United Kingdom             100%
Purolator Filter GmbH                       Germany                    100%
Total Filtration Services LLC of VC         Mexico                     100%
Baldwin-Weifang Filters Ltd.                China                       75%
CLARCOR Foreign Sales Corporation           Barbados                   100%

* Direct or indirect

                                   SCHEDULE 2
                             INDEBTEDNESS AND LIENS
                       (SEE SECTIONS 5.14, 6.11 AND 6.15)

                                                                                                    Maturity
    Indebtedness                Indebtedness                        Property                       and Amount
    Incurred By                   Owed To                      Encumbered (If Any)              of Indebtedness
    ------------                ------------                   -------------------              ---------------

                                   SCHEDULE 3
                    EUROCURRENCY PAYMENT OFFICES OF THE AGENT

Currency                     Eurocurrency Payment Office
--------                     ---------------------------
Dollars                      Bank One, NA
                             Chicago, Illinois

                                   SCHEDULE 4
                              LENDING INSTALLATIONS

Lender                              Floating Rate Loans                Eurocurrency Loans (list all)
------                              -------------------                -----------------------------
Bank One, NA                        Bank One, NA                       Bank One, NA
                                    Chicago, Illinois                  London Branch
                                                                       (for Pounds Sterling)